                     Confidential Treatment Requested [ ]

                                                                   EXHIBIT 10.13


                             OSMOTICS CORPORATION


                           DISTRIBUTORSHIP AGREEMENT
                           -------------------------
                                 (Fabel Paris)

          This Distributorship Agreement (this "Agreement") is made and entered into as of 1.01.97., 1996, by and between Osmotics Corporation, a Colorado corporation ("Osmotics"), and Fabel Paris, a company organized under the laws of France ("Distributor").


                                   RECITALS
                                   --------

          A. Osmotics is engaged in the development, manufacture and sale of cosmetics products, perfumes and toiletries and Distributor is engaged in the business of marketing and distributing cosmetics in international markets.

          B. Distributor desires to obtain the right to market and distribute certain of such cosmetics products in the Territory (as defined in Section 1(e))
                                                                   ------------
under the Osmotics Trademarks (as defined in Section 1(c)), and Osmotics desires
                                             ------------
to grant such rights to the Distributor, upon the terms and conditions set forth in this Agreement.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:


          1.   Definitions.
               -----------

               (A) "DISTRIBUTOR'S TRADEMARKS" shall mean the trademarks, logos and other marks owned or licensed by Distributor, all as set forth on Exhibit A
                                                                      ---------
hereto, as the same may be amended from time to time by the parties.

               (B) "INTELLECTUAL PROPERTY" shall mean the Osmotics Trademarks and the patents, copyrights, trade secrets, know-how, proprietary information and all other intellectual property rights owned or licensed by Osmotics relating to the Products.

               (C) "OSMOTICS TRADEMARKS" shall mean the trademarks, logos and other marks owned or licensed by Osmotics relating to the Products, whether or not registered, all as identified on Exhibit B hereto, as the same may be
                                     ---------
amended from time to time by the written agreement of the parties, including all translations thereof.

               (D) "PRODUCTS" shall mean the cosmetics products listed in Exhibit C hereto, as the same may be amended from time to time by the written
---------
agreement of the parties.

               (E) "TERRITORY" shall mean the country or countries more particularly described in Exhibit D attached hereto, as the same may be amended
                          ---------
from time to time by the written agreement of the parties.

          2.   Distributorship.
               ---------------

               (A) APPOINTMENT. Subject to the terms of this Agreement, Osmotics hereby appoints Distributor as its exclusive authorized distributor to market and sell the Products in the Territory and Distributor hereby accepts such appointment. Osmotics shall not, during the term of this Agreement, appoint another distributor or sales agent to sell the Products within the Territory, except as set forth in Section 18(b).
                       -------------

               (B) SUB-DISTRIBUTORS; RISKS. Distributor shall have the right to appoint sub-distributors for the purpose of marketing and distributing the Products in the Territory; provided, that any such sub-distributor shall agree in writing to be bound by the operative terms and conditions of this Agreement. Except as expressly provided otherwise in this Agreement, Distributor shall bear all risks attendant to its capacity as Distributor including risks of credit, currency devaluation, blocked currency, confiscation, expropriation, rebellion, revolution, war, and all other risks of transaction within the Territory.

          3.   Distributor's General Obligations.
               ---------------------------------

               (A) BEST EFFORTS. Distributor agrees to use its continuing diligence and best efforts to market, promote, and distribute the Products and to secure purchasers for the Products within the Territory. The Distributor's best efforts hereunder shall include, without limitation, attendance at trade shows, distribution of marketing brochures and other sales information, advertising in appropriate trade journals and other publications and media, the dedication of a reasonable portion of the time, efforts and responsibilities of a reasonable number of sales persons located within the Territory and the maintenance of facilities and inventory adequate to meet the requirements of the market for the Products in the Territory, all at Distributor's expense. Notwithstanding the foregoing obligations, to the extent permitted under the laws of the Territory, Distributor shall not sell the Products to any customer disapproved by Osmotics in writing.

               (B) ADVERTISING AND PROMOTION. Distributor shall expend for advertising and promoting the Products during each year an amount reasonably calculated under the then-extant commercial circumstances to enhance the market for, and increase the sales of, the Products within the Territory. All use of advertising, merchandising and promotional material by Distributor, including, without limitation, Product labeling, package inserts, and other descriptive copy and all advertising, promotion and merchandising activities by Distributor shall be subject to Osmotics' prior written approval. Distributor shall, upon Osmotics' request from time to time, promptly deliver to Osmotics such statements as Osmotics requests showing the amount of expenditures made by Distributor for promotion and advertising.

               (C) SALES PERFORMANCE. Distributor shall achieve annual Net Sales (as defined below) of the Products in the Territory equivalent in local currency of the annual Sales Volume Targets set forth on Exhibit E. The term
                                                         ---------
"Net Sales" shall mean the amount paid or payable to Distributor by its customers for the Products, less the total of (I) refunds for returned merchandise and (ii) freight and insurance charges and sales, excise and similar taxes, if paid to Distributor by its customers. Osmotics may revise the Sales Volume Targets at the time of any renewal of the term hereof by substituting an amended Exhibit E setting forth the new Sales Volume Targets.
        ---------

               (D) PRICING. To the extent permitted under the laws of the Territory, Distributor will consult with Osmotics with reference to the determination of retail prices, trade discounts, promotional discount, sales incentives and special offers as Osmotics may determine and establish, and Distributor shall to the best of its ability cause all of its customers to maintain such retail prices, trade discounts, promotional discounts, sales incentives and special offers and shall cease selling the Products to any of its customers who fail to maintain the aforementioned retail prices, trade discounts, promotional discounts, sales incentives and special offers.

               (E) PRODUCT CONDITION AND PACKAGING. Distributor shall distribute and sell the Products only in their original, unaltered condition and packaging. Distributor shall not distribute or sell any Products the quality and appearance of which do not conform to such quality standards as may be prescribed by Osmotics and shall replace to the trade (at no cost to Osmotics) any non-conforming Products sold. Distributor shall sell, handle, store, transport, and use or apply the Products in a safe and reasonable manner and in strict conformance with Osmotics' specifications therefor. Distributor shall inform its customers regarding the proper usage and handling of the Products.

               (F) RECORDS AND REPORTS. Distributor hereby acknowledges that Osmotics requires accurate information regarding the present and future desires or requirements of current and prospective customers for the Products, market conditions, competitive products and prices, and other facts material to the marketing of the Products in the Territory and that, due to the nature of the cosmetics industry, Osmotics desires to maintain the ability to trace the purchasers of the Products. Accordingly:

                    (i) Distributor shall keep true and accurate records of inventory and sales of Products and of expenditures made pursuant to Section
                                                                     -------
3(b). All of such records and the files upon which they are based shall be open
----
to inspection by Osmotics' authorized representatives during Distributor's regular business hours for the purpose of monitoring Distributor's compliance with the terms and conditions of this Agreement; provided that such representatives shall agree to maintain the confidentiality of such records.

                    (ii) Distributor shall deliver to Osmotics from time to time as Osmotics may reasonably request a report showing the monetary volume of Products sold by Distributor to its customers (by individual account) and such other matters pertaining to Buyer's sales and compliance with this Agreement as Osmotics may reasonably deem necessary.

                    (iii) Distributor shall keep Osmotics informed of its price lists and shall inform Osmotics immediately of any actual or anticipated changes in Distributor's organization or method of doing business which might affect the performance of Distributor's duties hereunder. Distributor shall maintain market intelligence within the Territory and keep Osmotics informed as to market developments which relate to the type of products generally manufactured by Osmotics. Distributor shall keep Osmotics fully informed of any changes in local or general conditions and the activities of Osmotics' competitors in the Territory which may affect Product sales in the Territory.

               (G) TRANSLATIONS. To the extent necessary to the promotion and distribution of the Products and subject to the prior approval of Osmotics, Distributor shall, at its sole expense, procure the translation of the Osmotics Trademarks and other package marking to the local language of the Territory. Osmotics agrees to cooperate with Distributor in such translations and to provide the Products, to the extent necessary, in packaging marked with such translated Osmotics Trademarks and other marking.

          4.   Compliance with Laws.  Distributor acknowledges that it will at
               --------------------
all times be acting as an importer of the Products for distribution in accordance with the provisions of this Agreement. Accordingly, all sales of Products hereunder shall at all times be subject to the export control laws and regulations of the United States, as the same may be amended from time to time. The Distributor agrees that it shall not make any disposition, by way of trans-shipment, re-export, diversion or otherwise, except as such laws and regulations may expressly permit, of U.S. origin Products other than in and to the ultimate country of destination specified on Distributor's order, which shall be limited to the Territory unless the parties otherwise agree in writing. Distributor shall strictly comply with all laws and regulations pertaining to the importation, promotion, sale and distribution of the Products at any time in force in the Territory and the United States. Without limiting the generality of the foregoing provision, Distributor expressly agrees as follows:

               (A) IMPORTATION OF PRODUCTS. Distributor shall arrange for clearance through customs of all Products and the transportation thereof to Distributor's facility solely at Distributor's cost and expense. Distributor shall pay all customs, import, excise, sales, and other similar duties and taxes payable in respect of the Products shipped to Distributor.

               (B) AUTHORIZATIONS. Distributor shall obtain any licenses, authorizations, permissions, and other documents, and shall comply with all formalities for import, export, distribution, sale and/or other disposal of the Products in, to and from the

Territory solely at is cost and expense. Any right or privilege which may be obtained by reason of any health or other registrations or authorizations with respect to the Products will be exclusively for the benefit of Osmotics. Any such health registrations or governmental authorizations in connection with the sale and distribution of any of the Products shall at all times and for the benefit of, and shall remain the property of, Osmotics. To the extent permitted by the law of the Territory, Distributor will apply for any and all required or permitted registrations and governmental authorizations with respect to the Products in the name of Osmotics and shall forthwith take all necessary steps to transfer any and all health and governmental authorizations with respect to the Products to the name of Osmotics if otherwise registered.

          5.   Product Control; Diversion.  Distributor shall not, directly or
               --------------------------
indirectly, distribute in the Territory, Osmotics' Products purchased from any person other than Osmotics. Distributor shall note seek customers for the Products outside the Territory nor establish or maintain any branch or distribution center outside the Territory for the sale of the Products. The Distributor shall promptly advise Osmotics of any inquiries which it or any of its affiliates may receive from any prospective customers for the supply of Products outside the Territory. To the extent permissible under the laws of the Territory, Distributor will sell the Products only to customers resident in or carrying on business for resale or consumption only in the Territory.

          6.   Competing Products.  Representative shall have the right to
               ------------------
market and distribute products and lines which compete directly with the Products ("Competing Products"); provided, (a) that Distributor shall not, directly or indirectly, be an owner, partner, officer, director, manager, employee, or other representative (other than as an independent distributor) of any person or entity which manufactures such Competing Products and (b) that no such person or entity shall hold any interest, directly or indirectly, in Distributor. Distributor shall from time to time, upon request, inform Osmotics as to the particular types of Competing Products handled by it at such time, the identity of the manufacturer of such Competing Products and Distributor's relationship with such manufacturer.

          7.   General Obligations of Osmotics.
               -------------------------------

               (A) PRODUCT INFORMATION AND ASSISTANCE. Osmotics shall promptly deliver to the Distributor information relating to the Products which Osmotics reasonably believes to be necessary to enable the Distributor to market and sell the Products. Upon Distributor's request, Osmotics shall provide additional assistance and training to the Distributor at a site designated by the Distributor at times as may be mutually agreed upon by the parties.

               (B) OTHER ASSISTANCE. Osmotics shall assist Distributor to the extent reasonably necessary to comply with any of its obligations under Section
                                                                        -------
4. Notwithstanding the foregoing, Osmotics shall not be liable if any
-
authorization is delayed, denied, revoked, restricted or not renewed.

          8.   Purchase and Delivery of Products.
               ---------------------------------

               (A) PURCHASE ORDERS. The Distributor agrees to purchase all of its requirements for the Products from Osmotics. All orders shall be made in writing, telex and facsimile included. All orders placed by Distributor shall be deemed offers to purchase which shall not be binding upon Osmotics unless and until they have been accepted by Osmotics, such acceptance to be evidenced solely by Osmotics' shipment of Products upon any such order. The terms of this Agreement shall govern any purchases of Products by the Distributor, notwithstanding any additional or contrary terms set forth in Distributor's purchase order.

               (B) PRODUCT PRICES. The current FOB prices of the Products are set forth on Exhibit F, which shall be amended and superseded from time to time
             ---------
by Osmotics, immediately upon its redetermination of any of such prices, by its delivery to Distributor of an amended Exhibit F setting forth the new FOB
                                      ---------
prices, which prices shall be effective upon the delivery to Distributor of such amended Exhibit F.
        ---------

               (C) PAYMENT; CURRENCY. Payment in full for any order shall be due net 30 days following the date of shipment. Any and all sums due Osmotics under the terms of this Agreement shall be paid in United States dollars (or such other currency as Osmotics shall designate) at the rate of exchange prevailing on the date payment is due, and at such place, in such manner and on such credit terms, if any, as Osmotics shall determine. Osmotics shall have the right to revise the place and the manner of payment and credit terms, if any, to protect its interests.

          9.   Delivery; Risk of Loss; Security Interest.
               -----------------------------------------

               (A) SHIPMENT. Osmotics shall ship the Products ordered by Distributor within the normal shipping schedule established by Osmotics from time to time, but cannot guarantee a specific shipment date. Accordingly, Osmotics' sole obligation to Distributor shall be to ship Products as promptly as reasonably practicable following each order. All deliveries of Products shall be made F.O.B. Osmotics' plant.

               (B) RISK OF LOSS. Title and all risk of loss or damage to the Products shall vest in the Distributor at the time of Osmotics' delivery of the Products to the carrier notwithstanding any shipping and insurance arrangements made by Osmotics on the Distributor's behalf. However, Osmotics reserves a purchase money security interest in each Product delivered until full payment is received. Osmotics may file this Agreement as a financing statement pursuant to applicable law to evidence or perfect Osmotics' security interest. Distributor agrees to execute any additional documents Osmotics deems necessary or desirable to perfect or protect its security interest in the Products or to enable Osmotics to exercise its rights and remedies hereunder.

          10.  Insurance.  Distributor represents that it currently maintains,
               ---------
and hereby agrees that it shall continue to maintain during the term of this Agreement, comprehensive general liability insurance, property damage insurance, and such other insurance in such amounts and with such coverages as are and shall be customary in the Distributor's line of business and as required by law including, but not limited to, workers' compensation and unemployment compensation insurance. Distributor shall provide Osmotics with certificates evidencing such insurance upon commencement of this Agreement and upon commencement of each extension of this Agreement. Osmotics shall cause Distributor to be added as a named insured on its product liability insurance policy.

          11.  Warranty and Limitation of Liability.
               ------------------------------------

               (A) WARRANTY; DISCLAIMER. Osmotics warrants to the Distributor that, until the expiration date stated on the Products or, if none, one year from the date of shipment, the Products shall conform to the description of such Products as provided in Osmotics' written materials setting forth such descriptions and such specification as may be required from time to time by the United States government. THIS WARRANTY IS EXCLUSIVE AND OSMOTICS MAKES NO OTHER REPRESENTATION OR WARRANTY TO DISTRIBUTOR OR ANY CUSTOMER OR OTHER THIRD PARTY, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTABILITY OR OF FITNESS FOR A PARTICULAR PURPOSE. Osmotics specifically disclaims any warranty that the Products are free from infectious agents or deleterious properties. This warranty shall not apply if Osmotics determines in its sole discretion, that Distributor or any purchaser of the Product has misused or mishandled the Products in any manner or has failed to use the Products in accordance with instructions furnished by Osmotics. During the warranty period, Osmotics will, at its option, refund the purchase price of or replace any Product proved to Osmotics' satisfaction to be defective or nonconforming; provided that Distributor returns the Product to the point of shipment properly packed and shipment prepaid. Concurrently with any refund or Product replacement, Osmotics shall reimburse Distributor for the cost of shipping the defective Product to Osmotics .

               (B) RETURNS. No returns of Products will be accepted unless Distributor complies with Osmotics' return policy, as amended from time to time. A copy of Osmotics' current return policy is attached hereto as Exhibit G.
                                                                ---------
Replacement shall mean furnishing a new shipment (F.O.B. place of original shipment) of the Product in an amount sufficient to replace any Product found to be defective or nonconforming.

               (C) LIMITATION OF LIABILITY. OSMOTICS' ENTIRE LIABILITY AND THE DISTRIBUTOR'S (AND ITS CUSTOMERS') EXCLUSIVE REMEDY SHALL BE AS FOLLOWS:

IF THE DISTRIBUTOR RIGHTFULLY REJECTS THE PRODUCTS, OR JUSTIFIABLY REVOKES ACCEPTANCE OF THE PRODUCTS, THE DISTRIBUTOR'S (AND ITS

CUSTOMERS') SOLE REMEDY IS A REFUND OR CREDIT FOR ANY PAYMENTS MADE FOR THE REJECTED OR REVOKED PRODUCTS UPON RETURN OF THE PRODUCTS TO OSMOTICS IN ACCORDANCE WITH SECTION 11(a) ABOVE.
                -------------

AFTER ACCEPTANCE OF THE PRODUCTS, DISTRIBUTOR'S AND ITS CUSTOMERS' SOLE REMEDY IS FOR REFUND OR REPLACEMENT, PURSUANT TO THE TERMS OF THE WARRANTY SET FORTH IN SECTIONS 11(a) and (b) ABOVE.
----------------------

OTHER THAN OSMOTICS' OBLIGATION TO REFUND OR REPLACE AS SET FORTH ABOVE, OSMOTICS SHALL NOT BE LIABLE FOR ANY LOST PROFITS OR INCIDENTAL, CONSEQUENTIAL, INDIRECT, SPECIAL OR OTHER DAMAGES OF ANY KIND, FOR ANY REASON WHATSOEVER INCLUDING, BUT NOT LIMITED TO, DAMAGES BASED UPON NEGLIGENCE, BREACH OF WARRANTY, STRICT LIABILITY, OR ANY OTHER THEORY, EXCEPT AS SET FORTH IN SECTION
                                                                        -------
12(b).
-----

INCIDENTAL AND CONSEQUENTIAL DAMAGES SHALL NOT BE RECOVERABLE EVEN IF THE REPLACEMENT REMEDY FAILS ITS PURPOSE OR FOR ANY OTHER REASON.

          12.  Indemnification.
               ---------------

               (A) OSMOTICS' RIGHT OF INDEMNIFICATION. Distributor agrees that it shall indemnify and hold Osmotics harmless from and against all claims, damages, losses, and expenses, including reasonable attorneys' fees, arising out of or resulting from (I) the sale, handling, storage, transport, use or application of the Products by Distributor, or its employees, agents, customers, or anyone for whose actions any of them may be liable or (ii) any breach by the Distributor of the terms or conditions of this Agreement, including any misrepresentation by Distributor of its authority hereunder or any representation or warranty made by the Distributor to Osmotics or with respect to Osmotics and/or the Products, which were untrue when made or were not authorized in writing by Osmotics.

               (B) DISTRIBUTOR'S RIGHT OF INDEMNIFICATION. Osmotics agrees that it shall indemnify and hold Distributor harmless from and against all claims, damages, losses, and expenses, including reasonable attorneys' fees, arising out of or resulting from any claim of any individual for personal injury arising out of such individual's use of Products sold in the Territory; provided that the foregoing right of indemnification shall not apply in any instance where such alleged personal injury arose from the use of Products which have been altered in any way following shipment by Osmotics, or which were used by such individual other than in accordance with instructions provided by Osmotics, or which were used in conjunction with products other than the Products. As a condition to the enforceability of such right of indemnification, Distributor shall give Osmotics timely written notice of any action brought against Distributor or Osmotics and Osmotics shall have the right and option to direct and control the defense of such action.

          13.  Intellectual Property.
               ---------------------

               (a) Subject to the terms and conditions of this Agreement, Osmotics grants to the Distributor a limited exclusive license to use the Intellectual Property in the Territory during the term of this Agreement as necessary for the sole purpose of marketing and selling the Products within the Territory pursuant to the terms of this Agreement.

               (b) The Distributor acknowledges that Osmotics is the owner of the Intellectual Property, including the Osmotics Trademarks, and all rights and good will associated with the Intellectual Property. Distributor shall not claim adversely to possess any right, title or interest in and to such Intellectual Property or to assist any third party in so claiming. The Distributor agrees to refrain from using the Intellectual Property, including the Osmotics Trademarks, outside the Territory or in connection with products not covered by this Agreement.

               (c) Osmotics may, during the Distributor's normal business hours, inspect all packaging, labels, advertising and other materials on which the Osmotics Trademarks appear. Distributor shall deliver to Osmotics copies of Distributor's promotional and advertising material bearing the Osmotics Trademarks for Osmotics' approval, prior to use of such materials. Distributor agrees not to use any packaging, labels, promotional, advertising or other materials on which the Osmotics Trademarks appear that Osmotics finds unsuitable, in its sole discretion.

               (d) The Distributor agrees that, with respect to any Products sold and marketed by it under the Osmotics Trademarks, it will use and display the Osmotics Trademarks properly and shall take no actions jeopardizing the existence or enforceability of the same. This shall include, but not be limited to, providing any trademark notices required by any applicable law. Distributor hereby undertakes fully and without any reservation whatsoever, to distribute, advertise and promote the Products only under the Osmotics Trademarks and not to remove the Osmotics Trademarks from the Products without Osmotics' prior written consent.

               (e) Upon termination of this Agreement for any reason, the Distributor agrees to discontinue its use of all Intellectual Property, including the Osmotics Trademarks. The Distributor also agrees not to attempt to register or to use or to aid any third party in attempting to register or to use any marks or names which may be, in the opinion of Osmotics, confusingly similar to any of the Osmotics Trademarks. It is understood that this covenant shall survive the termination or expiration of this Agreement.

               (f) Upon termination of this Agreement, the Distributor agrees to execute such documents and take such actions as Osmotics may deem reasonably necessary or desirable to evidence the fact that the Distributor has ceased using the Intellectual Property, including the Osmotics Trademarks, and that it has no further rights therein.

               (g) The Distributor shall have the right to use Distributor's Trademarks in connection with, but not on labeling on, the Products for the sole purpose of indicating that the Distributor is the distributor of the Products in the Territory, and for any other purpose and in such manner upon which the parties may mutually agree in writing.

               (h) If legal protection for any of the Intellectual Property, including registration of the Osmotics Trademarks, has not been obtained in the Territory and the Distributor and Osmotics mutually agree that it is necessary or advisable to obtain the same, Osmotics and the Distributor shall immediately, in Osmotics' name, take all necessary steps to obtain legal protection for such Intellectual Property in the Territory. All expenses incurred by either Osmotics or the Distributor in order to obtain and maintain legal protection for such Intellectual Property shall be the sole responsibility of Osmotics.

          14.  Osmotics' Infringement.
               ----------------------

               (a) Osmotics warrants that it has no actual knowledge, as of the date hereof, that any part of the Intellectual Property infringes any patent, design, trademark, copyright, or similar intellectual property right belonging to any third party in the Territory.

               (b) The Distributor shall notify Osmotics immediately of the institution of any legal action or other proceeding brought against the Distributor which is based upon a claim that the Intellectual Property or any part thereof, infringes any patent, design, trade name or trademark, copyright or other intellectual property right belonging to any third party in the Territory (an "Osmotics Infringement Action"). Osmotics and the Distributor shall cooperate in the defense of such Osmotics Infringement Action; provided that Osmotics shall ultimately have the right to control the litigation and any settlement thereof. Osmotics shall indemnify and hold the Distributor harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees, incurred by the Distributor arising out of or resulting from an Osmotics Infringement Action.

               (c) The Distributor covenants and agrees to inform Osmotics of any third party infringement of Osmotics' Intellectual Property, including the Osmotics Trademarks, promptly following the Distributor's discovery of any such infringement.

          15.  Distributor's Infringement.
               --------------------------

               (a) Distributor warrants that it has no actual knowledge, as of the date hereof, that any part of the Distributor's Trademarks infringes any patent, design, trademark, copyright, or similar intellectual property right belonging to any third party.

               (b) Osmotics shall notify the Distributor of the institution of any legal action or other proceeding brought against Osmotics which is based upon a claim that the Distributor's Trademarks or any part thereof, infringes any patent, design, trade name or trademark, copyright or other intellectual property right belonging to any third party (a

"Distributor Infringement Action"). Osmotics and the Distributor shall cooperate in the defense of such Distributor Infringement Action; provided that the Distributor shall ultimately have the right to control the litigation and any settlement thereof. The Distributor shall indemnify and hold Osmotics harmless from and against all claims, damages, losses and expenses, including reasonable attorneys' fees, incurred by Osmotics arising out of or resulting from a Distributor Infringement Action.

               (c) Osmotics covenants and agrees to inform the Distributor of any third party infringement of the Distributor's Trademarks promptly following Osmotics' discovery of any such infringement.

          16.  Proprietary Information.
               -----------------------

               (A) CONFIDENTIAL INFORMATION. In performing this Agreement, each party may receive information of a confidential and proprietary nature regarding the other, including information about such party's intellectual property and its operations, including, but not limited to, research, formulas, marketing plans, strategies, forecasts, budgets, and customer and supplier lists (hereinafter called "Confidential Information"). Confidential Information shall be held in strict confidence by the recipient, shall not be used except as permitted hereunder, and shall not be disclosed to any third party without the prior written consent of the disclosing party. The employees, agents, and sublicensees of the recipient shall be bound to the same obligations of confidentiality and restrictions on use as the recipient. Confidential Information shall not include:

                   (i) information which is known to the recipient prior to the date of receipt and not obtained or derived in any manner related to this Agreement;

                  (ii) information which is or becomes part of the public domain through no fault of the recipient; or

                 (iii) information which is obtained from a third party who lawfully possesses such Confidential Information and is under no obligation to keep such Confidential Information confidential.

                 (B) DISCLOSURE TO TRIBUNAL. If disclosure of Confidential Information is required by law, regulation or order, other than as contemplated by subsection (C) below, such Confidential Information may be disclosed by the recipient; provided that the disclosing party is notified before the recipient makes any such disclosure and the recipient uses its best efforts to ensure that the disclosures are treated, to the extent possible, as confidential by the government agency or other person or entity receiving Confidential Information.

                 (C) REGISTRATIONS. If, in connection with the obtaining of any health or other registration or authorization with respect to the Products, Distributor shall be required to present to a government agency or authority formulas with respect to any one or more of the products and such formulas shall be furnished by Osmotics to Distributor for such purpose, then, in such event Distributor shall treat the said formulas in all respects as strictly confidential and as trade secrets and will not disclose the same to any party other than the aforesaid government agency or authority. Distributor shall promptly notify Osmotics of any request for such formulas made by said government agency or authority. Further, said formulas shall be disclosed by Distributor only to such persons within Distributor's organization who require the same for the purpose of the filing of formula statements with the said government agency or authority, and at Osmotics' request, Distributor shall cause the aforesaid people in Distributor's organization to sign such nondisclosure or trade secrets agreements as Osmotics may require with respect to said formulas. In all other respects, the said formulas shall be kept confidential by Distributor and shall not be used for any purpose other than that described herein.

               (d)  The provisions of this Section 16 shall survive the
                                           ----------
termination or expiration of this Agreement.

          17.  Remedies.  The parties acknowledge that a breach by either party
               --------
of the provisions of Sections 12, 13, 14, 15 and 16 of this Agreement will cause
                     ------------------------------
the other party irreparable injury for which it cannot be reasonably or adequately compensated in money damages. The injured party shall, therefore, be entitled, in addition to all other remedies available to it, to injunctive and other equitable relief to prevent a breach of such provisions, or any part of them, and to secure their enforcement. Nothing contained herein shall be construed as prohibiting a party from pursuing any other remedies available to it, including the recovery of damages, in the event of a breach of this Agreement.

          18.  Term and Termination.
               --------------------

               (a) Unless sooner terminated as provided below, the term of this Agreement shall commence as of the date set forth above and shall continue for three years, where upon this Agreement shall automatically extend for additional periods of three years each, unless either party gives written notice to the other, that it does not intend so to extend this Agreement, at least 30 days prior to the expiration of the initial term or any renewal term hereof.

               (b) If either party elects to terminate this Agreement pursuant to Section 18(a), during the 30-day notice period provided therein, Osmotics or
   -------------
any affiliate or both may appoint another distributor to serve in the Territory, to place orders for, purchase, market and sell Products to any person and take any other action it deems necessary to ensure the continuity of the marketing and sale of the Products in the Territory. Distributor shall assist Osmotics or such affiliate and any new distributor so appointed in making a smooth transition to the new Product distribution arrangements. Osmotics shall not be entitled to any compensation, commission or other remuneration in respect of any action taken or Products sold by Osmotics or its affiliates pursuant to this Section 18(b).
                                   -------------

          19.  Termination.
               -----------

               (A) AUTOMATIC TERMINATION. This Agreement shall immediately and automatically terminate without notice to the Distributor upon either of the following events:

                         (i)  the attempted or actual assignment by Distributor
of this Agreement or any of its rights or obligations hereunder without the prior written consent of Osmotics; or

                         (ii) the voluntary bankruptcy, dissolution or
liquidation of Distributor or the appointment of a receiver for any substantial portion of the assets of Distributor.

               (B) MATERIAL DEFAULT. In the event of a material default by either party in the performance of this Agreement, the other party may give written notice to the defaulting party specifying the nature and extent of the default and requiring cure; and the defaulting party shall have sixty (60) days thereafter to cure such default. If such default is not cured within such sixty
(60) day period, then the aggrieved party may by written notice declare this Agreement immediately terminated.

               (c) This Agreement may be terminated immediately by Osmotics by notice in writing to Distributor upon either of the following events:

                         (i)    there are any changes in the financial or
business condition or other circumstances of Distributor which, in the judgment of Osmotics, are materially detrimental to the interests of Osmotics, including, without limitation, any acquisition of any interest in Distributor by an entity engaged in any business which, in the judgment of Osmotics, manufactures Competing Products (or the acquisition by Distributor of any interest in any such entity); or

                         (ii)   the commencement of an involuntary bankruptcy
proceeding against Distributor which proceeding is not dismissed within sixty
(60) days; or

                         (iii)  Distributor's failure to meet the Sales Volume
Target in any year, pursuant to Section 3(c).
                                ------------

          20.  Disposition of Products Upon Termination.  Osmotics assumes no
               ----------------------------------------
responsibility or obligation for or with respect to Products in the possession of the

Distributor at or after termination of this Agreement; provided, however, that Osmotics shall have the right, at its option, within thirty (30) days after the date of termination to purchase or cause to be purchased any or all of the Products in the Distributor's inventory at a price equal to the "F.O.B." price thereof to the Distributor. The Distributor shall pack and arrange for shipping of such Products as are so purchased.

          21.  Force Majeure.  Neither party to this Agreement shall be liable
               -------------
to the other and neither shall be deemed in default hereunder for any failure or delay in the performance of any of its covenants, agreements or obligations, hereunder, other than the failure to pay money when due, caused by or arising out of conditions of force majeure. In this clause, "conditions of force majeure" shall mean any war, riot, social disturbance, act of God, strike, lockout, trade dispute or labor disturbance, accident, breakdown of plant or machinery, fire, flood, difficulty in obtaining workmen or materials or transportation, any law, act or order of any court, board, government, or other direct authority of competent jurisdiction, or any other cause beyond the reasonable control of the party. The party affected by any condition of force majeure as described in this provision shall promptly notify the other party in writing and hereby agrees to use reasonable diligence to remove any such conditions of force majeure as may occur from time to time; provided, however, nothing contained herein shall require the settlement of strikes, lockouts, or other labor difficulties by the party affected contrary to its wishes.

          22.  Notices.  Any notices, payments or other communications required
               -------
or permitted to be given or made hereunder shall be in writing in the English language and shall be hand delivered or sent by registered airmail letter, postage prepaid, express courier, and (except for payments) facsimile or telex to the other party at its address set forth below or to such other address as may from time to time be notified by one party to the other in accordance with this Section.

          If to Osmotics:

               Osmotics Corporation
               1125 17th Street, Suite 2310
               Denver, Colorado  80202 USA
               Attn:  Steven Porter
               Telephone:  (303) 292-3350
               Facsimile:  (303) 293-2087

          If to Distributor:

               Fabel Paris
               11-13, Rue Des Champs
               92600 Asneires
               Paris, France

               Attn:  Michel Favier
               Telephone: 01 47 91 44 77
               Facsimile:   01 47 91 03 79


All notices, payments and other communications shall be effective (I) if sent by registered airmail letter, when received or seven (7) days after mailing, whichever is earlier; (ii) if hand delivered or sent by express courier, when delivered; or (iii) if by facsimile or telex, when received by the machine to which it was transmitted (a machine-generated transaction report produced by sender bearing recipient's facsimile number being prima facie proof of receipt.)

          23.  Entire Agreement.  This Agreement constitutes the entire
               ----------------
agreement between the parties relating to the subject matter hereof and supersedes all prior written and oral understand ings and agreements between the parties. No modification or waiver of any term or condition of this Agreement shall be valid or binding unless the same is in writing signed by both parties.

          24.  Arbitration.  Any controversy or claim arising out of or relating
               -----------
to this Agreement, or the breach thereof shall be settled by arbitration in Denver, Colorado in accordance with the commercial rules, then obtaining, of the American Arbitration Association, and judgment upon the award rendered may be entered in any court having jurisdiction thereof pursuant to Section 25.
                                                             ----------

          25.  Choice of Law; Jurisdiction.  This Agreement shall be governed by
               ---------------------------
and construed in accordance with the laws of the State of Colorado, USA, without regard to its conflict of laws principles. Distributor hereby waives French jurisdiction and consents to the jurisdiction and venue of the state and federal courts of Colorado over any disputes arising hereunder. The English language text of this Agreement shall be the authorized text for all purposes.

          26.  Assignability; Binding Effect.  This Agreement may not be
               -----------------------------
assigned, sublicensed or transferred by Distributor, by operation of law or otherwise, without the prior written consent of Osmotics. For purposes of this Agreement, a change in control of or a merger or consolidation involving Distributor, shall be deemed an assignment. Subject to this condition, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties.

          27.  Authority.  Each party to this Agreement warrants that it has the
               ---------
authority to execute and perform this Agreement and that this Agreement is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

          28.  Severability.  If any provision of this Agreement shall be
               ------------
adjudged by a court to be void or unenforceable, the Agreement shall be deemed modified to the minimum extent necessary to avoid the illegality, but the void or unenforceable provision shall in no way affect any other provision of this Agreement or the validity or enforceability of the remainder of this Agreement.

          29.  Independent Contractors.  It is expressly understood that the
               -----------------------
relations of the parties are those of a purchaser, on the part of Distributor, and seller of the Products on the part of Osmotics, and that each party is an independent contractor with the sole responsibility for its own business. It is further agreed that Distributor is not and shall not represent itself to be an agent of Osmotics for any purpose. Neither Party has the right or authority to assume or create any obligation of any kind for or on behalf of the other or to bind the other party in any respect.

          30.  Governmental Approvals.  The parties agree that if any
               ----------------------
governmental approvals or filings are required, the parties will jointly cooperate to make all such filings and obtain all such approvals. If any such approval will require substantive modifications to this Agreement and the parties cannot agree upon modifications which will permit governmental approval, either party may terminate this Agreement by written notice to the other without further liability to the other except for obligations accrued to the date of termination and obligations which are otherwise specified herein as surviving termination.

          IN WITNESS WHEREOF, the parties hereto have caused this Distributorship Agreement to be executed by their respective duly authorized representatives on the day and year first above written.

                                OSMOTICS CORPORATION


                                By______________________________________
                                  Steven Porter, President



                                FABEL PARIS


                                By______________________________________
                                  Michael Favier, Directeur General

                                   EXHIBIT A

                           DISTRIBUTOR'S TRADEMARKS
                           ------------------------

                             [trademarks graphics]

                                   EXHIBIT B

                              OSMOTICS TRADEMARKS
                              -------------------

                             [trademarks graphics]

                                   EXHIBIT C

                                   PRODUCTS
                                   --------

   Product                     U.S. Retail Price            Distributor's Price
   ----------------------------------------------------------------------------
   All products carrying the Osmotics brand label.

                                   EXHIBIT D

                                   TERRITORY
                                   ---------


France

                     Confidential Treatment Requested [ ]

                                   EXHIBIT E

                             SALES VOLUME TARGETS
                             --------------------

FIRST YEAR sales by Fabel are to be [ ]

At the eleventh month of the first year Osmotics and Fabel will determine sales goals for years two and three based on first year's performance.

                     Confidential Treatment Requested [ ]

                                   EXHIBIT F

                      RETAIL PRICES; DISTRIBUTOR'S PRICES
                      -----------------------------------

                                                 U.S.              Distributor's
Product                                      Retail Price              Price
--------------------------------------------------------------------------------
Antioxidant Skin Care Derms                      [ ]                    [ ]

Trial Size Antioxidant Skin Care Derms           [ ]                    [ ]

Hydrating Cleanser                               [ ]                    [ ]

Balancing Cleanser                               [ ]                    [ ]

Firming Tonic Facial Mist                        [ ]                    [ ]

Balancing Tonic Facial Mist                      [ ]                    [ ]

Hydrating Complex SPF 15                         [ ]                    [ ]

Balancing Complex SPF 15                         [ ]                    [ ]

Antioxidant Eye Therapy                          [ ]                    [ ]

Daily Eye Protection SPF 15                      [ ]                    [ ]

Intensive Moisture Therapy                       [ ]                    [ ]

Facial Renewal                                   [ ]                    [ ]

Travel Kit Normal/Dry                            [ ]                    [ ]

Travel Kit Normal/Oily                           [ ]                    [ ]

                     Confidential Treatment Requested [ ]

                                   EXHIBIT G

                                 RETURN POLICY
                                 -------------


Except as described below, no returns of Products will be accepted by Osmotics unless agreed to in writing by Osmotics. When a defective Product claim is received, Osmotics will immediately recheck its quality control records to ensure the Product performed according to Osmotics' Certificate of Analysis upon shipment.

Osmotics will retest Product Distributor believes to be defective and compare its performance to that of Osmotics' retention samples.

          a) If Osmotics' retention samples perform according to Osmotics' original release specifications but the returned product does not, Osmotics will assume the Product was compromised either in shipping or handling after it left the Osmotics facility. In this case, Osmotics will assist Distributor in filing a claim with Distributor's carrier but Osmotics will assume no liability for the claim.

          b) If the Product's performance compares favorably with Osmotics' retention samples but Distributor wants to exchange the Product for a different lot, Osmotics will exchange the lot for Distributor, but Distributor will be charged a [ ] restocking fee.

                                      G-1